Exhibit 10.2

POI ACQUISITION I, INC.

May 24, 2004

Protection One, Inc.
818 South Kansas Avenue
Topeka, Kansas  66612

Attn:                    Darius G. Nevin
Executive Vice President and Chief Financial Officer

Dear Mr. Nevin:

We refer to the:  (a) Equity Standstill Agreement, dated as of February 17, 2004 (the “Agreement”), by and between Protection One, Inc. (“POI”) and POI Acquisition I, Inc. (“POI Acquisition”); and (b) letter from POI Acquisition to POI, dated May 17, 2004, amending the term of the Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

Pursuant to section 2.02 of the Agreement, the Agreement shall terminate and be of no further force and effect on the Specified Date (which currently, under clause (i), is May 24, 2004).  By this letter and at your request, we hereby agree to amend the definition of the Specified Date to mean the earlier of:  (i) 11:59 p.m. prevailing Eastern time on the date that is 104 days after the Effective Time; or (ii) the occurrence of any Equity Standstill Termination Event.  Except as otherwise provided herein, the Agreement shall remain in full force and effect subject to the terms and provisions thereof.

This letter may be executed in counterparts.  Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

Very truly yours,

POI ACQUISITION I, INC.

By:	/s/ David A. Tanner
Name: David A. Tanner
Title:

Agreed as of the date first written above:

PROTECTION ONE, INC.

By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and Chief
Financial Officer